Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 United Community Banks, Inc. of our report dated February 25, 2021 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in United Community Banks, Inc. 's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 18, 2021